UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 23, 2014

ELECSYS CORPORATION
(Exact name of registrant as specified in its charter)

KANSAS	0-22760	48-1099142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

846 N. Mart-Way Court, Olathe, Kansas	66061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(913) 647-0158

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2014 Elecsys Corporation (the “Company”) announced that Laura Ozenberger was appointed to the Company’s Board of Directors effective May 23, 2014.  Ms. Ozenberger was appointed to the position previously filled by Mr. Casey Coffman and as part of the Company's strategy to expand and diversify its board of directors.  Ms. Ozenberger's term will run until the next annual meeting of stockholders at which time she will stand for election.  It is anticipated that Ms. Ozenberger will be appointed to the Company’s audit, nominating, and compensation committees.  Ms. Ozenberger is independent as determined by the independence requirements of the NASDAQ Stock Market.  Ms. Ozenberger will be compensated for her service as a director in the same manner as the Company’s other non-employee directors.  A description of such compensation arrangement can be found in the Company’s most recent Proxy Statement filed with the Securities and Exchange Commission on August 18, 2013.

A copy of the press release announcing the appointment of Ms. Ozenberger is furnished under Item 1.01 of this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	EXHIBITS. The following exhibits are filed herewith:

99.1	Press Release dated May 28, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2014	ELECSYS CORPORATION

	By:	/s/ Todd A. Daniels
Todd A. Daniels
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number                                         Description

 99.1                                         Press release dated May 28, 2014.